EXHIBIT 99.1

Escalade Reports Second Quarter 2025 Results

EVANSVILLE, IN, August 1, 2025 – Escalade, Inc. (NASDAQ: ESCA, or the “Company”), a leading manufacturer and distributor of sporting goods and indoor/outdoor recreational equipment, today announced second quarter of 2025 results.

SECOND QUARTER 2025 HIGHLIGHTS

(As compared to the second quarter 2024)

●	Net sales were $54.3 million compared to $62.5 million
●	Gross margin of 24.7% of net sales compared to 24.2%
●	Operating income was $2.6 million compared to $4.5 million
●	Net income of $1.8 million, or $0.13 earnings per diluted share, compared to $2.8 million, or $0.20 earnings per diluted share
●	EBITDA totaled $3.9 million compared to $5.8 million
●	Ratio of net debt to trailing twelve-months EBITDA of 0.5x as of June 30, 2025 compared to 1.7x as of June 30, 2024

For the second quarter ended June 30, 2025, Escalade reported net sales of $54.3 million, net income of $1.8 million and diluted earnings per share of $0.13.

Total net sales decreased 13.1% on a year-over-year basis in the second quarter, primarily due to softer market demand across most categories including delayed customer shipments due to tariff volatility, partially offset by market share gains within the safety category.

Escalade reported a second quarter gross margin of 24.7%, an increase of 56 basis points versus the prior-year period, primarily driven by lower fixed costs and decreased inventory storage and handling costs, partially offset by tariff-related costs and unfavorable product mix.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) decreased $1.9 million to $3.9 million in the second quarter 2025, versus $5.8 million in the prior-year period. The decrease in EBITDA compared to the second quarter of last year reflects lower net sales, $0.4 million in non-recurring executive transition expenses, partially offset by improved gross margins.

During the second quarter of 2025, the Company generated $13.3 million in cash flow from operations, compared to $13.3 million for the same quarter in 2024. Operating cash flows during the second quarter of 2025 reflect reduced profitability compared to the prior year period, offset by cash generated from working capital resulting from ongoing inventory rationalization initiatives.

Total debt at the end of the quarter was $22.0 million, down 49.0% from $43.2 million at the end of the second quarter last year.

As of June 30, 2025, the Company had total cash and equivalents of $10.4 million, together with $48.5 million of availability on its senior secured revolving credit facility maturing in 2027. At the end of the second quarter 2025, net debt (total debt less cash) was 0.5x trailing twelve-month EBITDA.

Escalade announced a quarterly dividend of $0.15 per share to be paid to all shareholders of record on October 6, 2025 and payable on October 13, 2025.

MANAGEMENT COMMENTARY

“Our second quarter results reflect the strong operating leverage our team has worked diligently to build over the past several years with our leaner cost structure and efficiency improvements,” said Armin Boehm, Escalade’s Chief Executive Officer and President. “Despite continued softness in our sporting goods and recreation equipment markets, we delivered year-over-year gross margin improvement, even after incurring $1.6 million in tariff-related costs.”

Boehm continued. “Our second quarter sales performance reflects an increasingly cautious consumer demand environment, changing customer buying patterns, and the strategic exit of select product categories. Additionally, unfavorable weather contributed to a slower start to summer demand within our outdoor categories. These headwinds were partially offset by continued market share gains in our safety category.”

“Looking ahead to the second half, we remain focused on executing our playbook and controlling the variables within our control as we navigate a dynamic trade landscape,” added Boehm. “We are collaborating with our retail and supply partners to enhance our supply chain efficiency while implementing targeted price increases where appropriate. These and other initiatives will mitigate the impact of ongoing tariff-related headwinds.”

“We remain disciplined in our capital allocation,” Boehm concluded. “In the second quarter, we repurchased approximately $0.8 million of shares under our existing authorization. We strengthened our balance sheet by reducing our total debt by 49.0% versus the prior-year period while building our cash position and taking advantage of favorable interest rate arbitrage relative to our low-cost, fixed-rate debt. We continue to prioritize returning capital to our shareholders through our quarterly dividend while investing in new product innovation and domestic manufacturing capabilities. We also remain open to acquisition opportunities that build scale within our core categories. Our continued focus is squarely on creating long-term value for both our customers and shareholders.”

CONFERENCE CALL

A conference call will be held Friday, August 1, 2025, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Escalade’s website at www.escaladeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	1-833-890-3250
International Live:	1-412-206-6441

To listen to a replay of the teleconference, which subsequently will be available through August 15, 2025:

Domestic Replay:	1-844-512-2921
International Replay:	1-412-317-6671
Conference ID:	10201064

USE OF NON-GAAP FINANCIAL MEASURES

In addition to disclosing financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”), this release contains the non-GAAP financial measure known as “EBITDA.” A reconciliation of this non-GAAP financial measure is contained at the end of this press release. EBITDA is a non-GAAP financial measure that Escalade uses to facilitate comparisons of operating performance across periods. Escalade believes the disclosure of EBITDA provides useful information to investors regarding its financial condition and results of operations. Non-GAAP measures should be viewed as a supplement to and not a substitute for the Company’s U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated. Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of the Company’s results as reported under U.S. GAAP and should be evaluated only on a supplementary basis.

ABOUT ESCALADE

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells sporting goods, fitness, and indoor/outdoor recreation equipment. Our mission is to connect family and friends, create lasting memories, and play life to the fullest. Leaders in our respective categories, Escalade's distinct and acclaimed brands include Goalrilla™ in-ground basketball hoops; STIGA® tennis tables and accessories; Bear® Archery and archery equipment; Brunswick Billiards® tables and accessories; Accudart® darting; ONIX® pickleball; Lifeline® fitness products; and RAVE Sports® water recreation products. Escalade's products are available online and through leading retailers nationwide. For more information about Escalade's diverse and prominent brand portfolio, history, financials, and governance, please visit www.escaladeinc.com.

INVESTOR RELATIONS CONTACT

Patrick Griffin

Vice President - Corporate Development & Investor Relations

812-467-1358

FORWARD-LOOKING STATEMENTS

This report contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements, other than statements of historical fact, are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. These risks include, but are not limited to: Escalade’s ability to achieve its business objectives; Escalade’s plans and expectations surrounding the transition to its new Chief Executive Officer and all potential related effects and consequences; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs, a potential trade war with China and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; our international operations, including any related to political uncertainty and geopolitical tensions; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to protect its intellectual property; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, terrorist attacks, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; the evaluation and implementation of remediation efforts designed and implemented to enhance the Company’s control environment; the potential identification of one or more additional material weaknesses in the Company’s internal control of which the Company is not currently aware or that have not yet been detected; Escalade’s ability to control costs, including managing inventory levels; general economic conditions, including inflationary pressures; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; continued listing of the Company’s common stock on the NASDAQ Global Market; the Company’s inclusion or exclusion from certain market indices; Escalade’s ability to obtain financing, to maintain compliance with the terms of such financing and to manage debt levels; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; the potential impact of actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving our products; risks related to data security of privacy breaches; the potential impact of regulatory claims, proceedings or investigations involving our products; Escalade’s use of estimates in its financial reporting as well as in its forward looking statements; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
All Amounts in Thousands Except Per Share Data	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Net sales	$54,333	$62,526	$109,812	$119,830

Costs and Expenses
Cost of products sold	40,896	47,415	81,585	90,365
Selling, administrative and general expenses	10,249	10,063	20,820	20,764
Amortization	567	591	1,134	1,184

Operating Income	2,621	4,457	6,273	7,517

Other Income (Expense)
Interest expense	(213)	(730)	(457)	(1,465)
Other income	51	3	82	6

Income Before Income Taxes	2,459	3,730	5,898	6,058

Provision for Income Taxes	634	886	1,454	1,439

Net Income	$1,825	$2,844	$4,444	$4,619

Earnings Per Share Data:
Basic earnings per share	$0.13	$0.21	$0.32	$0.33
Diluted earnings per share	$0.13	$0.20	$0.32	$0.33

Dividends declared	$0.15	$0.15	$0.30	$0.30

Consolidated Balance Sheets

(Unaudited)

All Amounts in Thousands Except Share Information	June 30, 2025	December 31, 2024	June 30, 2024
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$10,422	$4,194	$362
Receivables, less allowance of $595; $694; and $489; respectively	41,926	48,768	47,829
Inventories	72,672	76,025	86,571
Prepaid expenses	2,449	4,372	2,461
Prepaid income tax	402	465	1,829
TOTAL CURRENT ASSETS	127,871	133,824	139,052

Property, plant and equipment, net	21,827	22,221	23,441
Assets held for sale	--	--	2,459
Operating lease right-of-use assets	1,428	1,186	7,905
Intangible assets, net	24,703	25,838	27,456
Goodwill	42,326	42,326	42,326
Other assets	184	935	427
TOTAL ASSETS	$218,339	$226,330	$243,066

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$7,143	$7,143	$7,143
Trade accounts payable	14,120	11,858	12,798
Accrued liabilities	9,086	15,050	9,222
Current operating lease liabilities	496	444	1,077
TOTAL CURRENT LIABILITIES	30,845	34,495	30,240

Other Liabilities:
Long‑term debt	14,881	18,452	36,024
Deferred income tax liability	3,302	3,302	3,125
Operating lease liabilities	973	787	7,398
Other liabilities	--	297	297
TOTAL LIABILITIES	50,001	57,333	77,084

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued	--	--	--
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 13,803,745; 13,732,719; and 13,877,302; shares respectively	3,251	4,218	5,406
Retained earnings	165,087	164,779	160,576
TOTAL STOCKHOLDERS' EQUITY	168,338	168,997	165,982
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$218,339	$226,330	$243,066

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
All Amounts in Thousands	June 30, 2025	June 30, 2024

Operating Activities:
Net income	$4,444	$4,619
Depreciation and amortization	2,501	2,751
Allowance for credit losses	225	325
Stock-based compensation	962	926
Loss on disposal of assets	3	54
Common stock issued in lieu of bonus to officers	124	--
Director stock compensation	118	--
Changes in assets and liabilities	8,706	4,624
Net cash provided by operating activities	17,083	13,299

Investing Activities:
Purchase of property and equipment	(976)	(1,174)
Proceeds from sale of property and equipment	--	92
Net cash used in investing activities	(976)	(1,082)

Financing Activities:
Proceeds from issuance of long-term debt	9,046	67,161
Payments on long-term debt	(12,618)	(74,890)
Cash dividends paid	(4,136)	(4,142)
Purchase of stock	(2,171)	--
Net cash used in financing activities	(9,879)	(11,871)
Net increase in cash and cash equivalents	6,228	346
Cash and cash equivalents, beginning of period	4,194	16
Cash and cash equivalents, end of period	$10,422	$362

Supplemental Cash Flows Information
Interest paid	$428	$1,429
Income taxes paid, net	$1,689	$3,270

Reconciliation of GAAP Net Income to Non-GAAP EBITDA

(Unaudited)

	Three Months Ended		Six Months Ended
All Amounts in Thousands	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Net Income (GAAP)	$1,825	$2,844	$4,444	$4,619

Interest expense	213	730	457	1,465
Income tax expense	634	886	1,454	1,439
Depreciation and amortization	1,262	1,378	2,501	2,751

EBITDA (Non-GAAP)	$3,934	$5,838	$8,856	$10,274